As filed with the Securities and Exchange Commission on

July 24, 2001

Registration No. 2-40517

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 ON

FORM S-3

TO

REGISTRATION STATEMENT

ON FORM S-11

UNDER

THE SECURITIES ACT OF 1933

_________________________________________

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

                DELAWARE                                                                                  58-1407235 .

(State or other jurisdiction of                                                                      (I.R.S. Employer

incorporation or organization)                                                                     Identification No. )

96 Cummings Point Road

Stamford, CT 06902

(203) 358-8000

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

David T. Kettig

Vice President - Legal and Secretary

Independence Holding Company

96 Cummings Point Road

Stamford, CT 06902

(203) 358-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Approximate date of commencement of proposed sale to the public:

Not Applicable

___________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for he same offering. /__/

If this Form is a post-effective amendment field pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-11 (Registration Number 2-40517) (the "Registration Statement") of Independence Holding Company (the "Company") is being filed to deregister all shares registered under the Registration Statement as remained unsold as of the expiration of the Company's Share Purchase Warrants.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Stamford, State of Connecticut, on July 24, 2001.

                                                                     INDEPENDENCE HOLDING COMPANY

                                                                     By: /s/ Roy T.K. Thung

                                                                     Roy T.K. Thung

                                                                     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Larry R. Graber                             Director                             July 24, 2001

Larry R. Graber

/s/ Harold E. Johnson                        Director                             July 24, 2001

Harold E. Johnson

/s/ Allan C. Kirkman                           Director                             July 24, 2001

Allan C. Kirkman

/s/ Steven B. Lapin                             Vice Chairman and            July 24, 2001

Steven B. Lapin                                     Director

/s/ Edward Netter                                Chairman and                     July 24, 2001

Edward Netter                                         Director

/s/ Robert P. Ross                               Director                              July 24, 2001

Robert P. Ross

/s/ Edward J. Scheider                     Director                                 July 24, 2001

Edward J. Scheider

/s/ James G. Tatum                         Director                                  July 24, 2001

James G. Tatum

/s/ Roy T.K. Thung                           President, Chief                     July 24, 2001

Roy T.K. Thung                                  Executive Officer

                                                             (Principal Executive

                                                              Officer) and Director

/s/ Teresa A. Herbert                       Vice President and Chief     July 24, 2001

Teresa A. Herbert                              Financial Officer (Principal

                                                              Financial and Accounting

                                                              Officer)